Exhibit 99.1

For immediate release

Company contact: Larry C. Busnardo, Vice President, Investor Relations, 303-312-8514

Bill Barrett Corporation Completes Strategic Combination with Fifth Creek Energy and

Announces Name Change to HighPoint Resources Corporation

DENVER – March 19, 2018 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) today announced that it has completed its strategic combination with Fifth Creek Energy Company, LLC. In conjunction with the closing, the Company will change its name to HighPoint Resources Corporation and will begin trading on the New York Stock Exchange under the new symbol “HPR” on March 20, 2018.

Chief Executive Officer and President Scot Woodall commented, “We have undergone a significant transformation over the past several years and are positioned to embark on an exciting new era for the organization as a premier, DJ Basin focused company. Our new name recognizes the strategic direction of our company that is underpinned by high quality oil assets and a returns focused capital program that positions us for a period of significant growth in the coming years.”

Forward-Looking Statements

All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as expects, forecast, guidance, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein; however, these are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release relate to, among other things, preliminary estimates of fourth quarter commodity derivative gains, commodity price differentials and outstanding shares.

These and other forward-looking statements in this press release are based on management’s judgment as of the date of this release and are subject to numerous risks and uncertainties. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC and other filings, including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, all of which are incorporated by reference herein, for further discussion of risk factors that may affect the forward-looking statements. Risks also include potential differences between expected reported results and actual reported results after the Company’s financial statements and related reviews are finalized. The Company encourages you to consider the risks and uncertainties associated with projections and other forward-looking statements and to not place undue reliance on any such statements. In addition, the Company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

ABOUT HIGHPOINT RESOURCES CORPORATION

HighPoint Resources Corporation (NYSE: HPR) is a Denver, Colorado based exploration and production company focused on the development of oil and natural gas assets located in the Denver-Julesburg Basin of Colorado. Additional information about the Company may be found on its website www.hpres.com.